Exhibit 10.13

United States Department of the Interior

OFFICE OF SURFACE MINING

Reclamation and Enforcement

P.O. Box 46667

Denver, Colorado 80201-6667

IN REPLY REFER TO:

December 7, 2005

NDOO14

Jeff Jennings,

V. P. of Land and Finance

GeoResources,Inc.

PO BOX 1505

Williston, ND 58802

Dear Mr. Jeff Jennings:

On December 2, 2005, the Department of the Interior approved a new mining plan for Federal lease NDM-065329 at GeoResources, Inc.'s Leonardite Mine.  This mining plan action relates to Federal lands associated with North Dakota North Dakota Public Service Commision's, permit GRGR-0501, for your mine and approved on November 2,2005.

I have enclosed a copy of the mining plan decision document and associated map for this new mining plan.  Please read the terms and conditions of the mining plan approval document contained therein.  Mining and reclamation operations must be conducted in accordance with both the North Dakota State permit and the mining plan approval.

The December 2, 2005 approval allows you to mine 600,000 tons of Federal coal from 160 acres of Federal lease NDM-065329.

If you have any questions, please contact me at 303-844-1400 ext 1455.

Sincerely,

/s/ Eugene Hay

Eugene Hay

Project Manager

Enclosure

cc:

BLM Montana State Office

BLM, North Dakota State Office

North Dakota Public Service Commission

OSM -Casper Field Office

UNITED STATES

DEPARTMENT OF THE INTERIOR

This mining plan approval document is issued by the United States of America to:

GeoResources, Inc.

PO BOX 1505

Williston, ND 58802

for a new mining plan for Federal lease NDM-065329 at GeoResources, Inc.’s Leonardite Mine.  The approval is subject to the following conditions.  GeoResources, Inc. is hereinafter referred to as the operator.

1.

Statutes and Regulations.—This mining plan approval is issued pursuant to Federal lease NDM-065329; the Mineral Leasing Act of 1920, as amended (30 U.S.C. 181 et seq.); and in the case of acquired lands, the Mineral Leasing Act for Acquired Lands of 1947, as amended (30 U.S.C. 351 et seq.).  This mining plan approval is subject to all applicable regulations of the Secretary of the Interior which are now or hereafter in force; and all such regulations are made a part hereof.  The operator shall comply with the provisions of the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), and other applicable Federal laws.

2.

This document approves the new mining plan for Federal lease NDM-065329 at GeoResources, Inc.’s Leonardite Mine and authorizes Leonardite mining and reclamation operations on the Federal lease within the area of mining plan approval.  This authorization is not valid beyond:

Township 154 North, Range 100 West of the 5th P.M.

Section 8: S½NW¼, N½SW¼.

These lands encompass 160 acres and are found on the USGS 7.5 minute Quadrangle map of Williston East, North Dakota and as shown on the map appended hereto as Attachment A.

3.

The operator shall conduct Leonardite development and mining operations only as described in the complete permit application package, and approved by the North Dakota Public Service Commission, except as otherwise directed in the conditions of this mining plan approval.

4.

The operator shall comply with the terms and conditions of the lease, this mining plan approval and the requirements of the North Dakota Permit No. GRGR-0501 issued under the North Dakota State program, approved pursuant to the Surface Mining Control and Reclamation Act of 1977 (30 U.S.C. 1201 et seq.).

5.

This mining plan approval shall be binding on any person conducting Leonardite development or mining operations under the approved mining plan and shall remain in effect until superseded, canceled, or withdrawn.

6.

If during mining operations unidentified prehistoric or historic resources are discovered, the operator shall ensure that the resources are not disturbed and shall notify North Dakota Public Service Commission and the Office of Surface Mining Reclamation and Enforcement (OSM).  The operator shall take such actions as are required by North Dakota Public Service Commission, Reclamation Division in coordination with OSM.

7.

The Secretary retains jurisdiction to modify or cancel this approval, as required, on the basis of further consultation with the U.S. Fish and Wildlife Service pursuant to section 7 of the Endangered Species Act, as amended, 16 U.S.C. 1531 et seq.

/s/ Chad Calvert

12/2/05

Assistant Secretary

Date

Land and Minerals Management

Attachment: